SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): OCTOBER 31, 2005


                           TOMMY HILFIGER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


  BRITISH VIRGIN ISLANDS             1-11226                 98-0372112
  ----------------------             -------                 ----------
 (State or other jurisdiction of  (Commission       (IRS Employer Identification
  incorporation)                   File Number)       Number)

 9/F, NOVEL INDUSTRIAL BUILDING, 850-870 LAI CHI KOK ROAD, CHEUNG SHA WAN,
                               KOWLOON, HONG KONG
                    (Address of principal executive offices)

                                  852-2216-0668
       -----------------------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers


As previously announced in April 2005, effective as of the close of business of October 31, 2005, Joel J. Horowitz retired as a Director and Non-Executive Chairman of the Board of Directors (the "Board") of Tommy Hilfiger Corporation (the "Company"). In addition, David Tang has also resigned from the Board effective that date in order to attend more closely to other commitments.

The Board, on recommendation from its Nominating & Governance Committee, also approved the following changes to its committees effective October 31, 2005:

1. Mario Baeza and Jerri DeVard were appointed to the Board's Nominating & Governance Committee. The current Nominating & Governance Committee members are now: Jerri Devard, Mario Baeza, Clinton Silver (Chair), and Robert Sze.

2. Mario Baeza was appointed to the Board's Compensation Committee and Jerri DeVard was named Chair of that committee. The current Compensation Committee members are: Jerri DeVard (Chair), Mario Baeza and Robert Sze.

Finally, the Board appointed Mario Baeza as Lead Director of the Board.

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                     TOMMY HILFIGER CORPORATION


                                                By:  /s/ James Gallagher
                                                     ---------------------------
                                                      Name:  James Gallagher
                                                      Title: Executive Vice
                                                             President -
                                                             General Counsel

Date:  November 3, 2005